Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Form F-3ASR (File Nos. 333-277987, 333-277987-01, 333-277987-02, 333-277987-03, 333-277987-04, 333-277987-05);
2.Form F-3 (File No. 333-278523 and 333-278523-01);
3.Form F-3 (File No. 333-282962); and
4.Form S-8 (File No. 333-284930)

of Brookfield Renewable Partners L.P. (“Brookfield Renewable”) of our reports dated February 27, 2026, with respect to the consolidated statements of financial position of Brookfield Renewable as at December 31, 2025 and 2024 and the consolidated statements of income (loss), comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2025, and the effectiveness of internal control over financial reporting of Brookfield Renewable as of December 31, 2025, included in this Annual Report on Form 20-F.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
February 27, 2026